                                                                    Exhibit 99.7

                                                                AIRCLAIMS [LOGO]

Our Ref: 98256A/EP/kw



GPA Group Plc.                                                   7th April, 1998
GPA House,
Shannon,
Ireland


Attention:     Ms. Siobhan Connolly

Dear Sirs,

                             - ALPS 94-1 PORTFOLIO-
                    BASE VALUE AND CURRENT MARKET VALUATION
                             AS PER 1ST MARCH, 1998

Further to the instructions of Ms. Siobhan Connolly, GPA Group Plc, we are pleased to be able to provide our opinion of the value of each aircraft in the portfolio of Aircraft Lease Portfolio Securitization 94-1 (ALPS 94-1), under Base and Current market Value scenarios. The Aircraft, each of which is subject to a net operating lease, are as indicated in the attached table (ref. GPA/98256/ALPS94-1/CMV/BV).

Our valuation is based on fleet details as provided by Ms. Connolly on February 25th 1998, providing the most recent utilisation information available in respect of the 27 aircraft and their respective engines, supplemented with maintenance and specification data obtained or received on previous occasions from GAP Group and GE Capital Aviation Services (GECAS).

The point of valuation is 1st March, 1998.

As requested by GPA Group Plc, we have provided our value opinion under a Base Value scenario. Airclaims believes it to be very important that value definitions are understood by all parties and that such values are always considered in conjunction with their definitions.

BASE VALUE (to ISTAT Definition)

The Base Value presented below is based on the definition as outlined by the International Society of Transport Aircraft Trading (ISTAT). ISTAT's definition of Base Value equates in principle to the previously used appraisal term, Fair Market Value.


[LOGOS]                        Airclaims Limited
         Cardinal Point, Newall Road, Heathrow Airport, London TW6 2AS
      Telephone (44) 181 897 1066 Facsimile (44) 181 897 0300 Telex 934679
                           http://www.airclaims.co.uk
       Registered Head Office as above. Registered in England No. 710284.
                            VAT Reg. No. 224 1906 87

                                                                          [LOGO]

The ISTAT definition is as follows:

A Base Value is the Appraiser's opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its "highest and best use".

An aircraft's Base Value is founded in the historical trend of values and in the projection of value trends and presumes an arm's length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

In this instance, the Base Value of each aircraft assumes its physical condition is average for an aircraft of its type and age, but has been adjusted to reflect a) the actual utilisation and given maintenance status of airframe, engines and undercarriage where possible (the 'Adjusted Base Value') and b) under the assumption that each aircraft is fresh from major overhaul on airframe, engines and undercarriage ('Zero Time' Base Value), as well as c) assuming overall 'half-life' maintenance condition.

The Base Value also assumes that each Aircraft is under a maintenance programme of international airworthiness standards approved by a civil aviation authority, with all airworthiness directives (ADs) and manufacturers service bulletins (SBs) performed in compliance with air carrier rules and regulations.

CURRENT MARKET VALUE

In Airclaims' considered opinion the CURRENT MARKET VALUE represents that which the aircraft could best achieve under current (i.e. today's) market conditions. Under this scenario each value is intended to reflect what might be expected from the result of an 'arms length, single sale' transaction conducted in an orderly manner (for which we consider a period of up to 12 months to come to fruition to be reasonable) between a 'willing buyer and willing seller'. The value assumes that each aircraft is free of lease or charge, and free of any onerous restrictions in respect of its ownership and title documentation.

As part of our valuation process, we have taken into account recent market activity covering open market, financial and lessor sales, the perceived demand for the types, their current market acceptability and availability, and have considered the views of informed industry sources.

Further to the above we have also taken account of the data available to us regarding the specification of the subject aircraft, and their accumulated airframe hours and cycles. We have also assumed that the aircraft are in good condition with all Airworthiness Directives (ADs) and significant Service Bulletins (SBs) complied with.

                                                                          [LOGO]

In this instance, the Current Market Value of each aircraft assumes its physical condition is average for an aircraft of its type and age, but has been adjusted to reflect the actual utilisation and given maintenance status of airframe, engines and undercarriage where possible (the 'Adjusted Current Market Value') and b) under the assumption that each aircraft is in overall 'half-life' maintenance condition (Current Market 'Half-Life' Value).

The Current Market Value also assumes that each Aircraft is under a maintenance programme of international airworthiness standards approved by a civil aviation authority, with all airworthiness directives (ADs) and manufacturers service bulletins (SBs) performed in compliance with air carrier rules and regulations.

Whilst the tabulated values provided under this assignment are given as single figures, it must be borne in mind that the determination of such values involves a multiplicity of variables, and that some variation in perceived values must be expected due to, for example, any potential inaccuracies in the data provided. In this case we consider that a tolerance of +/-4% may reasonably apply to the aforementioned calculated values.

Please note that valuations given by Airclaims are valid only as at the date of issue. Subsequent to that date there may be alterations in the world aviation market, or in the status and physical condition of the subject aircraft or other general factors that may affect Airclaims' value opinion.

I trust the foregoing is satisfactory and to your requirements.


Yours sincerely,



[LOGO]

EDWARD PIENIAZEK
Director, Consultancy & Information Services


Encl.

       AIRCLAIMS LTD
                                                                          [LOGO]
  BASE AND CURRENT MARKET VALUE OF ALPS 94-1 PORTFOLIO calculated as at
  1st MARCH 1998

-- ----------- --------         --------  ----- -------------------  ----  --------   -------- ------   ---------
                                          BUILD                                       AIRFRAME
 TYPE          ENG.             MTOW(lb)  DATE       OPERATOR        HSN   REGN       HOURS    CYCLES   AS AT
-- ----------- --------         --------  ----- -------------------  ----  --------   -------- ------   ---------
0
1   A300B4-200 CF6-50C2         363,760   Feb-83 PHILIPPINE AIRLINES   240   EI-CEB   30,452   17,452   25-Jan-98
2   A320-200   CFM56-5A3        169,753   Jan-92 PREMIAIR              299    GJDFW   20,534    7,437   31-Jan-98
3   A320-200   V2500-A1         169,754   Nov-92 AIRTOURS INT'L        362   G-YJBM   20,658    7,428   31-Jan-98
4   A320-200   CFM56-5A3        169,754   Dec-92 MONARCH AIRLINES      391   G-MONW   18,971    7,327   31-Jan-98
5   A320-200   CFM56-5A1        166,446   Jan-93 CANADIAN              403   C-FNVU   14,987    5,611   31-Jan-98
6   B737-300   CFM56-3B1        124,500   Jul-89 PHILIPPINE AIRLINES 24465   EI-BZF   17,486   21,245   06-Feb-98
7   B737-300   CFM56-3B1        124,500   Feb-90 PHILIPPINE AIRLINES 24677   EI-BZJ   16,668   20,074   29-Jan-98
8   B737-300   CFM56-3C1(22K)   131,500   Feb-91 SUN EXPRESS         24908   TC-SUP   24,915   11,179   31-Jan-98
9   B737-300   CFM56-3C1(20K)   135,000   Feb-91 MALEV               24909   HA-LED   17,615   10,623   31-Jan-98
10  B737-300   CFM56-3C1(20X)   135,000   May-92 YUNNAH              26088   8-2539   17,908   12,019   31-Jan-98
11  B737-400   CFM56-3C1(21.5K) 150,000   Apr-90 TRANSBRASIL         24685   PT-TOB   26,167   12,565   31-Jan-98
12  B737-400   CFM56-3C1(23.5K) 150,000   Jan-91 THY                 24904   TC-JOE   18,706   10,058   31-Jan-98
13  B737-400   CFM56-3C1(22K)   142,500   May-92 ASIANA AIRLINES     25764   HL7227   11,533   16,748   31-Jan-98
14  B737-400   CFM56-3C1(22K)   142,500   Jun-92 ASIANA AIRLINES     25765   HL7228   11,268   16,394   31-Jan-98
15  B737-500   CFM56-3C1(20K)   133,500   May-92 AIR PACIFIC         26067   DQ-FJB   18,135    8,721   16-Feb-98
16  B757-200   RB211-535E4-37   250,000   Jul-92 AVIANCA             26152   EI-CEY   17,897    7,217   31-Jan-98
17  B757-200   RB211-535E4-37   240,000   Jul-92 CHINA SOUTHWEST     26153   B-2831   12,044    6,836   31-Sep-97
18  B757-200   RB211-535E4-37   230,000   Jan-93 AIR 2000            25158   G-000X   28,454    6,257   31-Jan-98
19  B767-300ER PW4060           407,000   Jan-91 LAN CHILE AIRLINES  24947   CC-CEY   31,918    7,975   31-Jan-98
20  B767-300ER PW4060           407,000   Jan-91 SPANAIR             24999   EC-FCU   30,792    7,126   31-Jan-98
21  B767-300ER CF6-80C2-B6F     408,000   Mar-92 LAN CHILE AIRLINES  25864   CC-CRH   12,138    5,808   31-Jan-98
22  F100       TAY650-15         98,000   Nov-89 PORTUGALIA          11258   CS-TPF   13,723   15,008   31-Jan-98
23  F100       TAY650-15         98,000   Jun-91 PORTUGALIA          11342   CS-TPE   12,066   11,653   31-Jan-98
24  F100       TAY650-15         98,000   Sep-91 TAM                 11351   PT-MRF   14,252   14,835   31-Jan-98
25  MD-83      JT8D-219         160,000   Mar-89 SPANAIR             49627   EC-FXY   31,671   15,153   31-Jan-98
26  MD-83      JT8D-219         160,000   Oct-89 SPANAIR             49790   EC-FZC   29,407   14,134   31-Jan-98
27  MD-83      JT8D-219         160,000   Oct-91 F.E.A.T.            49952   B-28023  20,889   12,585   31-Jan-98

-- ---------------------   --------------------   ---------- ------
        BASE VALUE         CURRENT MARKET VALUE     ZERO      TOTAL
                                                    TIME      MAINT
    ADJUSTED   HALF LIFE   ADJUSTED   HALF LIFE   BASE VALUE   ADJ.
--  --------   ---------   --------   ---------   ---------- ------
1   $ 9.91m    $ 9.00m     $10.69m     $ 9.75m    $10.96m      $0.34m
2   $30.13m    $30.79m     $32.33m     $32.99m    $32.03m     -$0.66m
3   $30.67m    $31.69m     $33.87m     $33.89m    $32.93m     -$0.82m
4   $31.81m    $31.98m     $34.41m     $34.14m    $33.18m     -$0.13m
5   $30.91m    $32.02m     $34.31m     $34.42m    $33.26m     -$0.11m
6   $20.84m    $20.05m     $21.49m     $20.70m    $21.41m     -$0.79m
7   $20.53m    $21.15m     $21.03m     $21.65m    $22.51m     -$0.62m
8   $23.07m    $23.86m     $23.39m     $24.18m    $25.22m     -$0.79m
9   $32.90m    $23.72m     $23.22m     $24.01m    $25.08m     -$0.82m
10  $24.50m    $25.05m     $24.84m     $25.39m    $26.41m     -$0.55m
11  $23.92m    $24.77m     $25.17m     $26.02m    $26.23m     -$0.85m
12  $24.68m    $25.52m     $25.78m     $26.62m    $26.98m     -$0.84m
13  $24.68m    $25.44m     $25.68m     $26.44m    $26.90m     -$0.76m
14  $24.70m    $25.44m     $25.70m     $26.44m    $26.90m     -$0.74m
15  $20.91m    $21.79m     $21.31m     $22.19m    $23.85m     -$0.88m
16  $38.88m    $37.55m     $37.80m     $38.55m    $40.08m     -$0.75m
17  $37.65m    $38.13m     $38.65m     $39.13m    $40.66m     -$0.48m
18  $37.72m    $38.75m     $38.82m     $39.85m    $41.28m     -$1.03m
19  $59.21m    $59.77m     $60.51m     $61.07m    $61.95m     -$0.56m
20  $60.93m    $59.87m     $62.23m     $61.17m    $62.05m     -$1.06m
21  $63.91m    $63.62m     $65.41m     $65.12m    $65.80m     -$0.29m
22  $14.12m    $14.47m     $13.67m     $14.02m    $15.54m     -$0.35m
23  $16.75m    $16.32m     $16.65m     $16.22m    $17.39m     -$0.43m
24  $16.08m    $16.32m     $15.98m     $16.22m    $17.39m     -$0.24m
25  $17.07m    $17.39m     $16.73m     $19.05m    $18.96m     -$0.32m
26  $17.08m    $17.64m     $16.74m     $15.50m    $19.41m     -$0.76m
27  $16.99m    $19.90m     $20.54m     $21.45m    $21.47m     -$0.91m

   $761.74m   $772.16m    $789.79m    $800.21m   $815.08m    _$10.42m


GPA/98256/ALPS94-1/CMV/BV                                    27/03/1998

                                                                AIRCLAIMS [LOGO]

Our Ref: 98256Supp/EP/kw

GPA Group Plc.                                                   7th April, 1998
GPA House,
Shannon,
Ireland

Attention: Siobhan Connolly

Dear Sirs,

                             - NINE GPA AIRCRAFT -
                    BASE VALUE AND CURRENT MARKET VALUATION
                             AS PER 1ST MARCH 1998

Further to the instructions of Ms. Siobhan Connolly, GPA Group Plc, we are pleased to be able to provide our opinion of the value of nine GPA aircraft, under Base and Current market Value scenarios. The aircraft, each of which is subject to a net operating lease, are as indicated in the attached table (ref: 98256Supp/GPA0398/BV/CMV).

Our valuation is based on fleet details as provided by Ms. Connolly on March 5th, 1998, supplemented with maintenance and specification data obtained or received on previous occasions from GPA Group and GE Capital Aviation Services (GECAS).

The point of valuation is 1st March, 1998.

As requested by GECAS, we have provided our value opinion under a Base Value scenario. Airclaims believes it to be very important that value definitions are understood by all parties and that such values are always considered in conjunction with their definitions.

BASE VALUE (to ISTAT Definition)

The Base Value presented below is based on the definition as outlined by the International Society of Transport Aircraft Trading (ISTAT). ISTAT's definition of Base Value equates in principle to the previously used appraisal term, Fair Market Value.



                                     AIRCLAIMS LIMITED
               Cardinal Point, Newall Road, Heathrow Airport, London TW6 2AS
[LOGO]      Telephone (44) 181 897 1066 Facsimile (44) 181 897 0300 Telex 934679
                                 http://www.airclaims.co.uk
             Registered Head Office as above, Registered in England No. 710284
                                  VAT Reg. No. 224 1906 87

                                                                          [LOGO]

The ISTAT definition is as follows:

A Base Value is the Appraiser's opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its "highest and best use".

An aircraft's Base Value is founded in the historical trend of values and in the projection of value trends and presumes an arm's length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

In this instance, the Base Value of each aircraft assumes its physical condition is average for an aircraft of its type and age, but has been adjusted to reflect
a) the actual utilisation and given maintenance status of airframe, engines and undercarriage where possible (the 'Adjusted Base Value') and b) under the assumption that each aircraft is in overall 'half-life' maintenance condition (Base 'Half-Life' Value).

The Base Value also assumes that each Aircraft is under a maintenance programme of international airworthiness standards approved by a civil aviation authority, with all airworthiness directives (ADs) and manufacturers service bulletins
(SBs) performed in compliance with air carrier rules and regulations.

CURRENT MARKET VALUE

In Airclaims' considered opinion the CURRENT MARKET VALUE represents that which the aircraft could best achieve under current (i.e. today's) market conditions. Under this scenario each value is intended to reflect what might be expected from the result of an 'arms length, single sale' transaction conducted in an orderly manner (for which we consider a period of up to 12 months to come to fruition to be reasonable) between a 'willing buyer and willing seller'. The value assumes that each aircraft is free of lease or charge, and free of any onerous restrictions in respect of its ownership and title documentation.

As part of our valuation process, we have taken into account recent market activity covering open market, financial and lessor sales, the perceived demand for the types, their current market acceptability and availability, and have considered the views of informed industry sources.

Further to the above we have also taken account of the data available to us regarding the specification of the subject aircraft, and their accumulated airframe hours and cycles. We have also assumed that the aircraft are in good condition with all Airworthiness Directives (ADs) and significant Service Bulletins (SBs) complied with.

                                                                         [LOGO]



In this instance, the Current Market Value of each aircraft assumes its physical condition is average for an aircraft of its type and age, but has been adjusted to reflect the actual utilisation and given maintenance status of airframe, engines and undercarriage where possible (the 'Adjusted Current Market Value') and b) under the assumption that each aircraft is in overall 'half-life' maintenance condition (Current Market 'Half-Life' Value).

The Current Market Value also assumes that each Aircraft is under a maintenance programme of international airworthiness standards approved by a civil aviation authority, with all airworthiness directives (ADs) and manufacturers service bulletins (SBs) performed in compliance with air carrier rules and regulations.

Whilst the tabulated values provided under this assignment are given as single figures, it must be borne in mind that the determination of such values involves a multiplicity of variables, and that some variation in perceived values must be expected due to, for example, any potential inaccuracies in the data provided. In this case we consider that a tolerance of +/-4% may reasonably apply to the aforementioned calculated values.

Please note that valuations given by Airclaims are valid only as at the date of issue. Subsequent to that date there may be alterations in the world aviation market, or in the status and physical condition of the subject aircraft or other general factors that may affect Airclaims' value opinion.

I trust the foregoing is satisfactory and to your requirements.


Yours sincerely,

Edward Pieniazek

Edward Pieniazek
Director, Consultancy & Information Services

Encl.

AIRCLAIMS LTD.                                                            [LOGO]

BASE VALUES of select aircraft from the GPA GROUP PORTFOLIO

    Specification/Values as at 1st March 1998
____________________________________________________________________________________________________________
                                           BUILD                          MTOW       AIRFRAME
    TYPE        ENG.       MSN     REGN    DATE      OPERATOR             (LB)     HOURS   CYCLES  AS AT
____________________________________________________________________________________________________________
0
1   A320-200    CFM56-5A1     85   F-GVJZ  Oct-89            AIR FRANCE   149,914  14,913  16,004  31-Oct-97
2   B737-400    CFM56-3C1  23868   G-OBMF  Sep-88       BRITISH MIDLAND   142,500  22,319  24,317  30-Sep-97
3   B737-400    CFM56-3C1  23979   TC-AFJ  Dec-88      PEGASUS AIRLINES   142,500  21,925  10,982  30-Sep-97
4   B737-400    CFM56-3C1  26066   TC-JDZ  May-92           THY-TURKISH   150,000  15,444   7,998  30-Sep-97
5   DC-8-71F(M) CFM56-2C1  46064   N823BX  May-69                 A.T.I.  328,000  76,979  30,826  31-Oct-97
6   DC-8-71F(M) CFM56-2C1  46040   N872SJ      69                 S.A.T.  328,000  69,346  27,077  31-Oct-97
7   FOKKER 100  TAY650     11341   PT-MRX  Jun-91                    TAM   98,000   7,126   7,539  31-Dec-96
8   FOKKER 100  TAY650     11350   PT-MQB  Aug-91                    TAM   98,000  11,471  12,791  26-Jun-97
9   B747-200B   JT9D-7Q    22496   EI-BZA  Aug-81    PHILIPPINE AIRLINES  799,280  49,796  10,514  28-Feb-97

  BASE VALUES            MARKET VALUES
_____________________________________________
ADJ         H-L         ADJ         H-L
BV          BV          CMV         CMV
_____________________________________________
 $25.98m     $26.47m     $27.10m     $27.55m
 $22.53m     $21.98m     $23.79m     $23.24m
 $22.73m     $22.28m     $23.99m     $23.54m
 $26.40m     $26.70m     $27.00m     $27.30m
 $17.66m     $17.13m     $15.63m     $15.10m
 $17.65m     $17.13m     $15.61m     $15.10m
 $16.51m     $16.48m     $15.55m     $15.52m
 $16.83m     $16.58m     $15.87m     $15.62m
 $26.19m     $27.49m     $24.70m     $26.00m
--------    --------    --------    --------
$192.47m    $192.24m    $189.24m    $189.01m
========    ========    ========    ========